SPACEDEV  LOGO

+--------------+                                                +--------------+
|   NUMBER     |                                                |    SHARES    |
|     1        |                                                |   250,000    |
+--------------+                                                +--------------+

                                 SPACEDEV,  INC.
             INCORPORATED  UNDER  THE  LAWS  OF  THE  STATE  OF  COLORADO
                                                               SEE  REVERSE  FOR
                                                             CERTAIN DEFINITIONS


This  Certifies  That

                         The Laurus Master Fund, Ltd.


is  the  registered  owner  of

                            Two Hundres Fifty Thousand Shares of****************

Fully paid and Non-assessable Series C Preferred Shares, $0.001 par value per share of

                                 SpaceDev,  Inc.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

   In Witness Whereof, the Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Corporation.

Dated:  August 25, 2004


----------------------------                            ------------------------
SECRETARY                        [SPACEDEV, INC.                       PRESIDENT
                                 CORPORATE  SEAL
                                      HERE]